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                                                                  Exhibit (p)(4)


                          PIMCO FUNDS DISTRIBUTORS LLC

                                 CODE OF ETHICS

                             Effective June 1, 2000

         ============================================================

                                  INTRODUCTION

                                 Fiduciary Duty

     This Code of Ethics is based on the principle that you, as an officer or employee of PIMCO Funds Distributors LLC ("PFD"), owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the Advisory Clients) for which PFD serves as an underwriter or fiduciary. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must:

     1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are an Investment Person (as defined in Appendix VII hereto), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

     2.   Conduct all of your personal Securities transactions in full compliance with this Code and the PIMCO Advisors Insider Trading Policy. PFD encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the PIMCO Advisors Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.
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     3.   Avoid taking inappropriate advantage of your position.  The receipt of investment opportunities, gifts or gratuities from persons seeking business with PFD directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

     Appendices

     The following appendices are attached to this Code and are a part of this
Code:

     I.    The PIMCO Advisors Insider Trading Policy and Procedures.

     II.   Form for Preclearance of Securities Transactions.

     III.  Form for Initial and Annual Report of Personal Securities Holdings.

     IV.   Form for Personal Securities Transactions/Brokerage Account Reports.

     V.    Form for Acknowledgment of Receipt of this Code.

     VI.   Form for Annual Certification of Compliance with this Code.

     VII.  Definition.

     Questions

     Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers are Newton B. Schott, Jr. and Deborah P. Brennan. The Compliance Committee is comprised of the Compliance Officers and Stephen J. Treadway.

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

                        PERSONAL SECURITIES TRANSACTIONS

                                Trading in General

     You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

     Securities

     The following are Securities:

     Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     The following are not Securities:

     Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

     Purchase or Sale of a Security

     The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

     Exempt Securities

     The following are Exempt Securities:

     1.   Direct obligations of the Government of the United States.

     2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating

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          categories by a Nationally Recognized Statistical Rating
          Organization), including repurchase agreements.

     3.  Shares of registered open-end investment companies.

     Beneficial Ownership

     The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

     You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

     You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

     The following are examples of an indirect Pecuniary Interest in Securities:

     1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

          Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Your interest as a general partner in Securities held by a general or limited partnership.

     3. Your interest as a manager-member in the Securities held by a limited liability company.

     You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

     The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

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     1.   Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     2.   Your ownership of a vested beneficial interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     Exempt Transactions

     The following are Exempt Transactions:

     1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

     2.   Purchases of Securities under dividend reinvestment plans.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

     5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities.
          However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

     6. Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

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     7.   Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

     Additional Exempt Transactions

The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

      8. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

      9. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     10. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

          A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of $50 billion.

     11. Purchases or sales of up to 2,000 shares per day, per issuer, of large-cap issuers.

          A large-cap issuer is an issuer with a total market capitalization in excess of $1 billion and an average daily trading volume during the preceding three calendar months, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

          Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security was issued by a large-cap issuer, contact a Compliance Officer.

     12. Purchases or sales of up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

     13. Purchases or sales of exchange-traded options on broadly based indices and units and/or exchange-traded trusts representing a group, or a basket, of securities (e.g., HHH, QQQ, SPY).

     14. Any purchase or sales of shares of registered closed-end investment companies other than Municipal Advantage Fund and PIMCO Commercial Mortgage Trust Inc.

     15. If you are not an Investment Person, short sales of any Securities otherwise permitted hereunder or puts, calls, straddles, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

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                                     CAUTION

     The qualified foreign governments, large-cap issuers and broadly-based indices that are exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

     Circumstances Requiring Preclearance

     If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold ( or acquired) only in compliance with the procedures set forth below under Preclearance Procedures.

     The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

     Preclearance Procedures

     If a Securities transaction requires preclearance:

     1. The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of an Advisory Client in the same Security or an equivalent Security or if you knew or should have known that an Advisory Client would be trading in that security or an equivalent Security on the same day.

          An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

     2. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix II.

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     Initial Public Offerings

     If you are an Investment Person of any investment company that is an Advisory Client (a "Trust"), you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of the Compliance Committee.

     For the purposes hereof, "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     Private Placements

     If you are an Investment Person of a Trust, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position.

     For the purposes hereof, "Private Placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

     If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

     Short-Term Trading Profits

     If you are an Investment Person, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for: Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

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                                   Reporting
                                   ---------

     Use of Broker-Dealers

     You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

     Reporting of Transactions and Brokerage Accounts

     Each employee must report the employee's brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer, who maintains an account for Securities of which you have Beneficial Ownership, to provide to a Compliance Officer of PFD, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix IV hereto) to a Compliance Officer of PFD, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficiary Ownership.

     The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix IV. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Account Report within 10 days of the end of each calendar quarter.

     Initial and Annual Reports

     You must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an employee and annually thereafter. The form for this purpose is attached to this Code as Appendix III.

     Disclaimer

     Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

     Gifts

     You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with PFD directly or on behalf of an Advisory Client. You may accept gifts from a single

                                       9
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giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

     Service as a Director

     You may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the Chief Executive Officer and the General Counsel of PFD. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.


                                   COMPLIANCE

     Certificate of Receipt

     You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix V.

     Certificate of Compliance

     You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix VI.

     Remedial Actions

    If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.


                       Reports to Management and Trustees
                       ----------------------------------

     Reports of Material Remedial Action

     The members of PFD and the directors or trustees of each Fund which is an Advisory Client will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action

                                       10
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that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

     Annual Reports

     Management of PFD will report in writing annually to the members of PFD and the directors or trustees of each Trust which is an Advisory Client with regard to efforts to ensure compliance by the officers and employees of PFD with their fiduciary obligations to our Advisory Clients.

     The annual report will, at a minimum:

     1. Describe any issues arising under the Code of Ethics or procedures since the last report to the members or Board, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

     2. Certify that PFD has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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                                                                      Appendix I
                                                                      ----------
                              PIMCO Advisors L.P.

                     Insider Trading Policy and Procedures


Section I.  Policy Statement on Insider Trading.

A.   Policy Statement on Insider Trading.

     PIMCO Advisors L.P. ("PALP"), its affiliated Subpartnerships, PIMCO Partners, G.P. ("PIMCO GP") and PIMCO Funds Distributors LLC ("PFD") (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading".

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

   (1) trading by an insider, while in possession of material non-public information, or

   (2) trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or

   (3) communicating material non-public information to others in breach of a fiduciary duty.

     This policy applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PALP or the applicable subpartnership.

     The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

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1.  To Whom Does This Policy Apply?
    ------------------------------

     This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

            the Covered Person's spouse;
            the Covered Person's minor children;
            any other relatives living in the Covered Person's household a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;
            a trust as to which the Covered Person is a trustee;
            a revocable trust as to which the Covered Person is a settlor;
            a corporation of which the Covered Person is an officer, director or
                  10% or greater stockholder; or
            a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has direct or indirect control over the partnership.

2.  What is Material Information?
    ----------------------------

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

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     Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

     dividend or earnings expectations;
     write-downs or write-offs of assets;
     additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
     new products or services;
     exploratory, discovery or research developments;
     criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
     labor disputes including strikes or lockouts;
     substantial changes in accounting methods;
     major litigation developments;
     major personnel changes;
     debt service or liquidity problems;
     bankruptcy or insolvency;
     extraordinary management developments;
     public offerings or private sales of debt or equity securities;
     calls, redemptions or purchases of a company's own stock;
     issuer tender offers; or
     recapitalizations.

     Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

     Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered
            ---------    ----
as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for
               -----------------------
disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.
    -------

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3.  What is Non-public Information?
    ------------------------------

     In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is
                                    ----------
information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

     At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

     To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall
                                                                        --------
Street Journal or The New York Times), or a publicly disseminated disclosure
--------------    ------------------
document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

     Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

     Information Provided in Confidence. Occasionally, one or more directors,
     ----------------------------------
officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or an Affiliated Subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, non-public information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

     As an "insider", the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to

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confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

     Information Disclosed in Breach of a Duty. Analysts and portfolio managers
     -----------------------------------------
at PIMCO Advisors must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient's employer by a gift of the "inside" information.

     A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.  Identifying Material Information?
    --------------------------------

     Before trading for yourself or others, including investment companies or private accounts managed by PALP or its Affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

         Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

     i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

     ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable Affiliated Subpartnership; and

     iii. Do not communicate the information inside or outside the Company, other than to Compliance Officer or the Chief Executive Officer of PALP.

    After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.  Penalties for Insider Trading.
    -----------------------------

    Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     civil injunctions
     treble damages
     disgorgement of profits
     jail sentences
     fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

    In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.

Section II.  Procedures to Implement PIMCO Advisors' Policy.

A.   Procedures to Implement the Policy Against Insider Trading.

     The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Trading Restrictions and Reporting Requirements
-----------------------------------------------

1. No employee, officer or director of the Company who possesses material non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, except in accordance with the specific procedures - published from time to
     ------
     time by the Company.

4. Each employee, officer and director of the Company shall submit reports of every securities transaction involving securities of PIMCO Advisors securities to a Compliance Officer in accordance with the terms of the Company's Code of Ethics as they relate to any other securities transaction.

5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set
                        ------
     forth in the Company's Code of Ethics.

6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

7. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

B.   Chinese Wall Procedures.

     The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information.1 Accordingly, you should not discuss material non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.   Resolving Issues Concerning Insider Trading.

     The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or
                                          ---
disclose this information to anyone.



---------------
1/ The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.



5/25/00

                                                                     Appendix II
                                                                     -----------

                          PIMCO FUNDS DISTRIBUTORS LLC

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM



(1)  Name of employee requesting authorization:            ___________________

(2)  If different from #1, name of the account             ___________________
     where the trade will occur:

(3)  Relationship of (2) to (1):                           ___________________

(4)  Name of the firm at which the account is held:        ___________________

(5)  Name of Security:                                     ___________________

(6)  Maximum number of shares or units to be
     purchased or sold or amount of bond:                  ___________________

(7)  Check those that are applicable:

     ___ Purchase ___ Sale ___ Market Order

     ___ Limit Order (Price of Limit Order: ___)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                        COLUMN I    COLUMN II
(8)  Do you possess material nonpublic information
     regarding the security or the issuer of the
     security?/1/                                       ___ Yes      ___ No


(9)  To your knowledge, are the securities or
     "equivalent securities" subject to a pending
     buy or sell order on behalf of an Advisory
     Client of PFD?                                     ___ Yes      ___ No

(10) To your knowledge, are there any outstanding
     purchase or sell orders for this security or
     any equivalent security by any Advisory Client
     of PFD?                                            ___ Yes      ___ No

(11) To your knowledge, are the securities or
     equivalent securities being considered for
     purchase or sale for any Advisory Client of PFD?   ___ Yes      ___ No



---------------
/1/ Please note that officers and employees of PFD generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

                                                             -----------

                                                        COLUMN I    COLUMN II
(12) Are the securities being acquired in an
     initial public offering?                           ___ Yes      ___ No


(13) If you are an Investment Person,2 are the
     securities being acquired in a private
     placement?                                         ___ Yes      ___ No

(14) If you are an Investment Person,2 has any
     account you manage purchased or sold these
     securities or equivalent securities within
     the past seven calendar days or do you expect
     the account to purchase or sell these securities
     or equivalent securities within seven calendar
     days of your purchase or sale?                     ___ Yes      ___ No

     I have read the PIMCO Funds Distributors LLC Code of Ethics dated June 1, 2000 within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.



                                         ______________________________
                                               Employee Signature

                                         ______________________________
                                               Print Name

                                         ______________________________
                                               Date Submitted


Authorized by:  ___________________

Date:           ___________________


---------------
2 Please see you Compliance Officer if you are not certain whether you are an Investment Person.

                                                                    Appendix III
                                                                    ------------


                          PIMCO FUNDS DISTRIBUTORS LLC

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

     In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)  Name of employee:                             _________________________

(2)  If different than #1, name of the person
     in whose name the account is held:            _________________________

(3)  Relationship of (2) to (1):                   _________________________

(4)  Broker(s) at which Account is maintained:     _________________________

                                                   _________________________

                                                   _________________________

                                                   _________________________

(5)  Account Number(s):                            _________________________

                                                   _________________________

                                                   _________________________

                                                   _________________________

(6)  Telephone number(s) of Broker:                _________________________

                                                   _________________________

                                                   _________________________

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

       Name of Security         Quantity         Value            Custodian
1.     ______________________   ______________   ______________   ______________

2.     ______________________   ______________   ______________   ______________

3.     ______________________   ______________   ______________   ______________

4.     ______________________   ______________   ______________   ______________

5.     ______________________   ______________   ______________   ______________

(Attach separate sheet if necessary)

     I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.



                                        ______________________________
                                        Employee Signature



                                        ______________________________
                                        Print Name


Dated:  _________________

                                                             -----------

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

    (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

    (B) Where the security is held for the benefit of members of your immediate family sharing the same household;

    (C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

    (D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

    (E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

    Notwithstanding the foregoing, none of the following transactions need be reported:

    (A) Transactions in securities which are direct obligations of the United States;

    (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

    (C) Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities), including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be send to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sell). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.  Signature.  Sign the form in the space provided.

10. Filing of Report.  A report should be filed NOT LATER THAN 10 CALENDAR DAYS
                                                -------------------------------
    after the end of each calendar quarter with:

                         PIMCO Funds Distributors LLC
                         ATTN:  Newton B. Schott, Jr.
                         2187 Atlantic Street - 7th Floor
                         Stamford, CT  06902

                                                        Appendix V
                                                        ----------

                          PIMCO FUNDS DISTRIBUTORS LLC

                          ACKNOWLEDGMENT CERTIFICATION
                                    for the
                                 Code of Ethics
                                    and the
                     Insider Trading Policy and Procedures


   I hereby certify that I have read and understand the PIMCO Funds Distributors Code of Ethics and the Insider Trading Policy and Procedures attached hereto (together, the "Codes"). Pursuant to the Codes, I recognize that I must disclose or report all personal holdings and securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred./1/ I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including dismissal.

Date:  __________________________    ______________________________
                                     Signature



                                     ______________________________
                                     Print Name

----------
/1/ The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     Appendix VI
                                                                     -----------

                          PIMCO FUNDS DISTRIBUTORS LLC

                       ANNUAL CERTIFICATION OF COMPLIANCE




  I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and Procedures (together, the "Codes") for the year ended December 31, 2000. Pursuant to the Codes, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred.


Date:  __________________________    ______________________________
                                     Signature



                                     ______________________________
                                     Print Name

                                                                    APPENDIX VII
                                                                    ------------


                                   DEFINITION


  For the purposes hereof, "Investment Person" means:

      (i) any employee of a Trust or an investment adviser or sub-adviser (or of any company in a control (as defined in Section 2(a)(9) of the Act) relationship to such Trust or investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund of such Trust, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

      (ii) any natural person who controls (as defined in Section 2(a)(9) of the Act) a Trust or investment adviser or sub-adviser and who obtains information concerning recommendations made to any Fund of such Trust regarding the purchase or sale of securities by any Fund of such Trust.

PIMCO FUNDS DISTRIBUTORS LLC                                         APPENDIX IV
                                                                     -----------

Personal Securities Transactions/
Brokerage Account Report                      Quarter Ended:______________


You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

--------------------------------------------------------------------------------------------------------------------
Name                                     Broker       Account        Number       Date        Account        Opened
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

-----------------------------------------------------------------------------------------------------------
Security's Name*              Transaction Date  Buy or Sell?  No. of Shares  Price Per Share  Broker's Name
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

* Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the PFD Code of Ethics).


Print Name:  ______________________  Signature:  ___________________________

Date:  _______________

Return to: N.B. Schott, Jr. - PIMCO Funds Distributors LLC, 2187 Atlantic Street, Stamford, CT 06902